UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143904

(Full Title of Plan)

UNDER THE SECURITIES ACT OF 1933

ARTISTdirect, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	7389	95-4760230
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South

Santa Monica, California 90404-4082

(310) 956-3300

(Address and Telephone Number of Principal Executive Offices)

Non-Plan Stock Option Agreements

(Full Title of Plan)

Rene’ Rousselet, Principal Financial Officer

1601 Cloverfield Boulevard, Suite 400 South

Santa Monica, California 90404-4082

(310) 956-3300

(Name, Address and Telephone Number of Agent for Service)

Copy to

David Ficksman, Esq.

TroyGould Attorneys

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Telephone (310) 789-1290 Facsimile (310) 789-1490

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement of ARTISTdirect, Inc. (“ADI”) which has been previously filed with the Securities and Exchange Commission:

Registration Statement on Form S-8 (File No. 333-143904) pertaining to the registration of 3,395,098 shares of ADI’s common stock issuable under Non-Plan Stock Option Agreements.

The Company is filing this Amendment to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Amendment, any of the securities registered under the Registration Statement remaining unsold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California, on the 31st day of July 2009.

ARTISTdirect, Inc.

By:	/s/ Dimitri Villard
Dimitri Villard
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Rene’ Rousselet
Rene’ Rousselet
Corporate Controller (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Dimitri Villard	Chief Executive Officer and Director	July 31, 2009
Dimitri Villard	(Principal Executive Officer)

/s/ Rene L. Rousselet	Corporate Controller	July 31, 2009
Rene L. Rousselet	(Principal Financial Officer)

/s/ Frederick W. Field
Frederick W. Field	Director	July 31, 2009

/s/ Fred Davis
Fred Davis	Director	July 31, 2009